Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-217254, 333-210717, 333-205719 on Form S-8, and in Registration Statement No. 333-215155 on Form S-3, of our report dated March 30, 2018, relating to the consolidated financial statements of Ooma, Inc. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended January 31, 2018.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 30, 2018